Exhibit 10.40

SECOND Amendment

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 6th day of December, 2022, by and among (a) SILICON VALLEY BANK (“Bank”) and (b) (i) EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Parent”), (ii) EYEPOINT PHARMACEUTICALS US, INC., a Delaware corporation (“EyePoint US”), and (iii) ICON BIOSCIENCE, INC., a Delaware corporation (“Icon”, together with Parent and EyePoint US, individually and collectively, jointly and severally, the “Borrower”) whose address is 480 Pleasant Street, Suite A210, Watertown, Massachusetts 02472.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 9, 2022, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 2, 2022 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendment to Loan Agreement.
2.1
Section 12.2 (Definitions). Clause (n) of the definition of “Eligible Accounts” set forth in Section 12.2 is deleted in its entirety and replaced with the following:

“ (n) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor within three (3) Business Days of the invoice date (sometimes called memo billings or pre-billings);”

3.
Limitation of Amendments.
3.1
The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate, and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Bank on the Effective Date, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
[Intentionally omitted].
6.
[Intentionally omitted].
7.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.
Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ John Sansone Name: John Sansone Title: Vice President	EYEPOINT PHARMACEUTICALS, INC. By: /s/ George Elston Name: George Elston Title: Chief Financial Officer and Head of Corporate Development
EYEPOINT PHARMACEUTICALS US, INC. By: /s/ George Elston Name: George Elston Title: Chief Financial Officer ICON BIOSCIENCE, INC. By: /s/ Philip Hoffstein Name: Philip Hoffstein Title: President